SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                              ----------------

                                  FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                        THE SECURITIES ACT OF 1933
                              ----------------

                         NETWORKS ELECTRONIC CORP.
            (Exact Name of Registrant as Specified in Its Charter)

                                CALIFORNIA
        (State or Other Jurisdiction of Incorporation or Organization)

                                95-1770469
                     (I.R.S. Employer Identification No.)

                            9750 DE SOTO AVENUE
                       CHATSWORTH, CALIFORNIA  91311
                   (Address of Principal Executive Offices)

               NETWORKS ELECTRONIC CORP. 1996 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                     DAVID WACHTEL, CEO, CFO AND PRESIDENT
                            NETWORKS ELECTRONIC CORP.
                              9750 DE SOTO AVENUE
                         CHATSWORTH, CALIFORNIA                    91311
                 (Name and Address of Agent for Service)        (Zip Code)

                              (818) 341-0440
      (Telephone Number, Including Area Code, of Agent for Service)
                           -------------------

                                Copies to:
                            MURRAY MARKILES, ESQ.
                    TROOP MEISINGER STEUBER & PASICH, LLP
                           10940 WILSHIRE BOULEVARD
                        LOS ANGELES, CALIFORNIA 90024
                               (310) 824-7000
                           -------------------

                      CALCULATION OF REGISTRATION FEE
============================================================================
Title Of                          Proposed       Proposed
Securities                        Maximum        Maximum        Amount of
To Be            Amount To Be     Offering       Aggregate      Registration
Registered       Registered       Price          Offering       Fee
                                  Per Share(1)   Price(1)
------------     --------------   ------------   ------------   ------------
Common Stock     100,000 Shares     $2.125         $212,500         $63
============================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the bid and asked prices of the Common Stock on the OTC Electronic Bulletin Board on April 16, 1998.

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                                    PART I


                 INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     (b) The Company's Reports on Form 10-Q for the quarters ended October 30, 1997, December 31, 1997 and March 31, 1997.

     (c) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

     The Company is authorized to issue 10,000,000 shares of Common Stock, par value $0.25 per share. The holders of Common Stock are entitled to one vote for each share held of record on all matters on which the holders of Common Stock are entitled to vote. The holders of Common Stock are entitled to receive dividends ratably when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities.

     The holders of Common Stock have no preemptive or conversion rights and they are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are, and the shares of Common Stock issuable pursuant to this Registration Statement will be, when issued, fully paid and nonassessable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

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     In accordance with Section 317 of the California Corporations Code (the
"California Code"), the Company's By-Laws provide that the Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent (as defined by Section 317 of the California Code) of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     The Company's By-Laws also provide that the corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. However, Section 317 of the California Code provides that no such indemnification shall be made for any of the following: (1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     4.1  Networks Electronic Corp. Form of Amended 1996 Stock Incentive Plan.

     4.2 Form of Registrant's Stock Option Agreement pursuant to Registrant's 1996 Stock Incentive Plan.

     5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

     23.1 Consent of Troop Meisinger Steuber & Pasich, LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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          (2)  That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this ___ day of April, 1998.


                                  NETWORKS ELECTRONIC CORP.
                                         (Registrant)


                                  By:    /S/ David Wachtel
                                     ------------------------------
                                      DAVID WACHTEL, CHAIRMAN AND CHIEF
                                      EXECUTIVE OFFICER



                            POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David Wachtel as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                  TITLE                              DATE
---------                  -----                              ----

 /S/ David Wachtel         Chairman of the Board,             April 20, 1998
--------------------       Chief Executive Officer and
DAVID WACHTEL              Chief Financial Officer

 /S/ Jack Friery           Corporate Secretary                April 20, 1998
--------------------       and Director
JACK FRIERY

 /S/ Glenn Linderman       Director                           April 20, 1998
--------------------
GLENN LINDERMAN

 /S/ Rodica Patrichi       Director                           April 20, 1998
--------------------
RODICA PATRICHI

 /S/ Ileana Wachtel        Director                           April 20, 1998
--------------------
ILEANA WACHTEL


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                               EXHIBIT INDEX


EXHIBIT NO.                EXHIBIT DESCRIPTION
----------                 -------------------

 4.1       Networks Electronic Corp. Form of Amended 1996 Stock Incentive Plan.

 4.2 Form of Registrant's Stock Option Agreement pursuant to Registrant's 1996 Stock Incentive Plan.

 5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

 23.1      Consent of Troop Meisinger Steuber & Pasich, LLP (included in
           Exhibit 5.1).

 24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

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